UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2007

QUEPASA Corporation
 (Exact name of registrant as specified in its charter)

Nevada	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7550 E. Redfield Rd. Suite A Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 480-348-2665

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2007, the Board of Directors (the “Board”) of Quepasa Corporation (the “Company”) elected Ernesto Cruz to fill a vacancy on the Board as a non-employee director. On November 13, 2007, Mr. Cruz was also appointed to serve as Chairman of the Audit and Corporate Governance and Nominating Committees. As a result of Mr. Cruz’s appointments to the Audit and Corporate Governance and Nominating Committees, Alonso Ancira, an independent member of the Board, will no longer serve on the Audit Committee and Malcolm Jozoff, an independent member of the Board, will no longer serve on the Corporate Governance and Nominating Committee. Mr. Ancira and Mr. Jozoff will continue to serve on the Board.

For his service as a non-employee director of the Company, Mr. Cruz is eligible to receive 1,250 shares of unrestricted common stock of the Company to be granted on the last day of each fiscal quarter of the Company. For his service as Chairman of the Audit and Corporate Governance and Nominating Committees, Mr. Cruz is eligible to receive an additional 1,250 shares of unrestricted common stock of the Company (625 shares per chairmanship) to be granted on the last day of each fiscal quarter of the Company. As previously disclosed in the Company’s Current Report on Form 8-K filed on September 25, 2006 and the Definitive Proxy Statement filed on May 1, 2007, the compensation paid to non-employee directors shall be paid pursuant to the terms of the 2006 Stock Incentive Plan.

Mr. Cruz is a Certified Public Accountant in México and serves as the Managing Partner of the Monterrey office of Advanzer de Mexico S.A. de C.V. a consulting and audit firm. Mr. Cruz also serves on the boards of Altos Hornos de México S.A.B. de C.V., Grupo Trébol, S.A. de C.V., Las Misiones C.C., and Centro de Excelencia de Gobierno Corporativo. In addition, Mr. Cruz is a member of Instituto Mexicano de Ejecutivos de Finanzas (Mexican Institute of Finance Executives and member of the Corporate Governance Committee), Instituto de Contadores Públicos de Nuevo León (Nuevo León Public Accountants Institute), Instituto Mexicano de Contadores Públicos (Mexican Institute of Public Accountants), COPARMEX (Chamber of Company Owners), Monterrey Industrials Club; San Agustín Sports Club; American Chamber of Commerce. Mr. Cruz has a bachelor degree in accounting awarded by the Universidad Tecnologica de Mexico.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEPASA Corporation

Date       November 16, 2007

/s/ Michael D. Matte
Michael D. Matte
Executive Vice President and Chief Financial Officer